Exhibit 60
                                                                      ----------




                                 GENERAL RELEASE

     This General Release is dated as of ____________________________, 2001 by and among MEMC Electronic Materials, Inc., a Delaware corporation, MEMC Pasadena, Inc., a Delaware corporation, MEMC Electronic Materials, S.p.A., an Italian corporation (the "MEMC Entities"), on the one hand, and E.ON AG, a German corporation ("E.ON"), E.ON International Finance B.V., a Dutch corporation ("Finance"), FIDELIA Corporation, a Delaware corporation ("FIDELIA"), VEBA Zweite Verwaltungsgesellschaft mbH, a German corporation ("VEBA Zweite") and E.ON North America, Inc., a Delaware corporation ("E.ON North America"), on the other hand.

     Any capitalized term not otherwise defined herein shall have the definition set forth in the Purchase Agreement (as defined below), except that (a) Affiliates of any MEMC Entity shall not be deemed to include E.ON or any other person or entity who would be deemed such an Affiliate solely by reason of being an E.ON Entity or an Affiliate of an E.ON Entity (as defined below) and (b) Affiliates of any E.ON Entity shall not be deemed to include MEMC Electronic Materials, Inc. or any other person or entity who would be deemed such an Affiliate solely by reason of being an MEMC Entity or an Affiliate of an MEMC Entity.

                             PRELIMINARY STATEMENTS

     WHEREAS, E.ON, Finance, FIDELIA, VEBA Zweite and E.ON North America (each an "E.ON Entity" and collectively, the "E.ON Entities"), on the one hand, and TPG Partners III, L.P., a Delaware limited partnership, T3 Partners, L.P., a Delaware limited partnership, T3 Partners II, L.P., a Delaware limited partnership (the "TPG Entities") and TPG Wafer Holdings LLC, a Delaware limited liability company ("Buyer"), on the other hand, have entered into a Purchase Agreement dated as of September ___, 2001 (the "Purchase Agreement") which provides, among other things, for Buyer to purchase from each of the respective E.ON Entities all of the Shares and/or Notes held by such E.ON Entity, upon the terms and conditions set forth therein (the "Transaction");

     WHEREAS, the execution and delivery of this General Release by the parties hereto is a condition precedent to the Closing of the Transaction; and

     WHEREAS, the E.ON Entities and the MEMC Entities will derive significant benefits from the consummation of the Transaction;

     NOW, THEREFORE, for good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. MEMC Release. Each MEMC Entity hereby forever releases and discharges each E.ON Entity and all of its present and former subsidiaries and Affiliates and all of the present and former officers, directors, employees, consultants, insurers, advisors, agents and successors and assigns of any such E.ON Entity, subsidiary or Affiliate and all of the present and former officers and directors of such MEMC Entity affiliated with any E.ON Entity, including, without limitation, the Designated Directors





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(each of the foregoing an "E.ON Released Party" and collectively, the "E.ON
Released Parties") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity (whether known or unknown, anticipated or unanticipated, fixed, conditional, or contingent) including but not limited to attorneys' fees, which such MEMC Entity (or any predecessor, successor or assign of such MEMC Entity) ever had, now has or hereafter can, shall, may or might have against any E.ON Released Party, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this General Release including without limitation, any matter, cause or thing relating to or arising out of or in connection with (x) any E.ON Released Party's being (including any action taken or omitted by any E.ON Released Party in connection with being) a
(i) shareholder of any MEMC Entity or any of its Affiliates; (ii) noteholder, lender or agent under any loan, credit or financing agreement, arrangement or understanding with any MEMC Entity or any of its Affiliates or (iii) director or officer of, or holding any other position in, any MEMC Entity (or of any Affiliate of such MEMC Entity) or any committee of directors of any MEMC Entity (or of any Affiliate of such MEMC Entity), or (y) any loan, credit, financing or other agreements, arrangements or understandings in which any E.ON Released Party has provided services or financing to any MEMC Entity or any of its Affiliates (including any predecessor of such MEMC Entity or such Affiliates) or to any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of any MEMC Entity or any of its Affiliates (including any predecessor of such MEMC Entity or such Affiliates; provided, however, that this General Release shall not apply to any amounts that are owing on the date hereof to a MEMC Entity as set forth in Annex I attached hereto ("MEMC Claim") provided further, that the release under this Section 1 shall not apply to the agreements set forth on Annex II attached hereto.

     2. E.ON Entities' Release. Each E.ON Entity hereby forever releases and discharges each MEMC Entity and all of its present and former subsidiaries and Affiliates and all of the present and former officers, directors, employees, consultants, advisors, agents and successors and assigns of such MEMC Entity, such subsidiary or Affiliate (each of the foregoing a "MEMC Released Party" and collectively, the "MEMC Released Parties") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity (whether known or unknown, anticipated or unanticipated, fixed, conditional, or contingent) including but not limited to attorneys' fees, which any E.ON Entity (or any predecessor, successor or assign of any E.ON Entity) ever had, now has or hereafter can, shall, may or might have against any MEMC Released Party, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this General Release including without limitation, any matter, cause or thing relating to or arising out of or in connection with any arrangements entered into between any E.ON Entity and an MEMC Entity; provided, however, that this release shall not apply to (i) the agreements set forth




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


on Annex II attached hereto or the Loan Documents (as defined herein); (ii) any amounts that are owing on the date hereof to an EON Entity as set forth in Annex III attached hereto or any amounts that are owing by any MEMC Entity or which may, now or in the future, be payable by any MEMC Entity under or with respect to the loan agreements, security agreements, guaranties and other documents set forth on the attached Annex IV (the "Loan Documents"); (iii) any rights that an E.ON Entity might have (whether arising under or by contract, common law, statute or otherwise under or by law) against any MEMC Released Party for indemnification or contribution; and (iv) any rights that an E.ON Entity might have against any MEMC Released Party arising out of or in any way connected with any vicarious or non-primary liability (whether arising under or by contract, common law, statute or otherwise under or by law) to which an E.ON Entity may become subject which relates to any action or inaction on the part of an MEMC Released Party for which such MEMC Released Party or an E.ON Entity has become, may or will become or is subject to liability ("E.ON Entities' Claim" and together with MEMC Claims, the "Claims"); provided, further, however, that the claims, if any, described in clauses (iii) and (iv) of this Section 2 shall be subordinate in priority, right and timing of payment to the claims of TPG, any other Person participating in the Revolving Credit Facility or the Company Restructuring, and any of their assignees (the Creditors"), whether secured or unsecured, now existing or hereinafter arising, against any of the MEMC Entities pursuant to an intercreditor agreement executed on or before the date hereof, which intercreditor agreement will be in form and substance satisfactory to TPG and will provide, inter alia (without limitation), that no payments may be made on any subordinate claims until all the claims of the Creditors shall be paid in full, and that any payments received by the E.ON Entities in violation of the intercreditor agreement will be held in trust for the Creditors and paid immediately to the Creditors pro rata based on their outstanding claims.

     3. Effect of Release. The parties expressly agree that this General Release shall be given full force and effect in accordance with each and all of its express terms and provisions, including those terms and provisions relating to unknown and unsuspected Claims, if any, to the same effect as those terms and provisions relating to any other Claims herein above specified. The parties are aware that their respective attorneys may hereafter discover facts different from or in addition to the facts which the parties or their respective attorneys now believe to be true with respect to the subject matter of this General Release, but that the parties' intention hereby is to settle fully, finally, absolutely and forever any and all Claims which now exist or heretofore have or may have existed between the designated parties. In furtherance of this intention, the General Release herein given shall be and remain in effect in full notwithstanding discovery of any such different or additional facts and the parties knowingly and intentionally shall bear all risk associated therewith. Each party warrants and represents: (a) that in executing this General Release, it has sought legal advice from legal counsel of its choice; (b) that it has read the contents of this General Release; (c) that the terms of this General Release and its consequences have been completely read by, and satisfactorily explained to it by its counsel; (d) that such party fully understands the terms and consequences of this General Release and voluntarily accepts the terms and consequences of this General Release; (e) that hereafter no party shall not deny the





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


validity of this General Release on the ground that such party did not have advice of counsel; and (f) this General Release shall be fully binding and enforceable against such party.

     4. Maintenance of Defenses. Without limiting the terms of this General Release, it is understood and agreed that nothing contained in this General Release shall, in any way, limit the right of any party hereto to assert any legal or factual defenses or right of set-off in any claim, action, suit or other proceeding made or brought against such party; provided, however, that a right of set-off may only be asserted in response to any claim, action, suit or other proceeding seeking avoidance of a transfer, recharacterization, equitable subordination or similar claim; and provided, further, however, that any right to set-off and all other defenses with respect to this Section 4 shall not be used to seek any affirmative recovery or claim from any party, but merely for defensive purposes.

     5. No Further Obligations. None of the E.ON Entities or any of their Affiliates shall have any further obligation or duty to any MEMC Entity or any of their respective Affiliates under or by virtue of any Loan Document (or otherwise), including, without limitation, to lend any additional funds to any MEMC Entity or any of their respective Affiliates, and the parties hereby acknowledge that all of the Loan Documents have been assigned to Buyer or an Affiliate of Buyer and that Buyer or such Affiliate has accepted the Loan Documents (i) subject to the Company Restructuring and (ii) without the obligation, now or at any time, to provide any funds or extend any credit to the MEMC Entities, their Affiliates or any other Person under the Loan Documents.

     6. MEMC Entities' Obligations. The MEMC Entities and their Affiliates will retain all of their obligations and duties under each of the Loan Documents, including, without limitation, the obligation to pay interest on, principal of and any other amounts owing under each of the Loan Documents.

     7. Disclaimer of Liability. It is understood and agreed that neither the matters contained in this General Release, nor the negotiation of this General Release, should be considered an admission of any liability whatsoever by any party; and that no past or present wrongdoing of any party shall be implied from the negotiation or execution of this General Release.

     8. Governing Law. This General Release shall be governed by and construed both as to validity and performance and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof, except as to matters of federal law, which shall be governed by the laws of the United States, provided, however, that it is intended that this General Release be effective in all jurisdictions.




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


     IN WITNESS WHEREOF, the parties hereto have executed this General Release, or caused this General Release to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         MEMC ELECTRONIC MATERIALS, INC.

                                         By:    ________________________________
                                                Name:
                                                Title:

                                         MEMC PASADENA, INC.

                                         By:    ________________________________
                                                Name:
                                                Title:

                                         MEMC ELECTRONIC MATERIALS, S.P.A.

                                         By:    ________________________________
                                                Name:
                                                Title:

                                         By:    ________________________________
                                                Name:
                                                Title:

                                         E.ON AG

                                         By:    ________________________________
                                                Name:
                                                Title:

                                         By:    ________________________________
                                                Name:
                                                Title:




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


                                         E.ON NORTH AMERICA, INC.

                                         By:    ________________________________
                                                Name:
                                                Title:

                                         E.ON INTERNATIONAL FINANCE B.V.

                                         By:    ________________________________
                                                Name:
                                                Title:

                                         By:    ________________________________
                                                Name:
                                                Title:

                                         FIDELIA CORPORATION

                                         By:    ________________________________
                                                Name:
                                                Title:

                                         VEBA ZWEITE VERWALTUNGSGESELLSCHAFT MBH

                                         By:    ________________________________
                                                Name:
                                                Title:

                                         By:    ________________________________
                                                Name:
                                                Title:

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)


     On this day of                      , 2001, before me personally came , to
me known, who, being by me duly sworn, did depose and say that he is the of
                        , the corporation described in and which executed the foregoing instrument; that he signed his name by authority of the Board of Directors of said corporation.

                                                     -------------------------
                                                     Notary Public

                           ANNEX I TO GENERAL RELEASE


Amounts owing under all contracts and agreements referred to in Annex II.

                           ANNEX II TO GENERAL RELEASE


     A.  Currency Forward Contracts


     MEMC Electronic Materials S.p.A

     1. Currency Forward Contract dated December 20, 2000 between MEMC Electronic Materials S.p.A and E.ON AG providing for MEMC Electronic Materials S.p.A to sell 1,000,000,000 Japanese Yen to E.ON AG and to buy 19,915,300,000 Italian Lira from E.ON AG with a delivery date of December 21, 2001.

     2. Currency Forward Contract dated on or about July 5, 2001 between MEMC Electronic Materials S.p.A and E.ON AG providing for MEMC Electronic Materials S.p.A to sell $12,000,000 to E.ON AG and to buy 27,544,680,000 Italian Lira from E.ON AG with a delivery date of July 11, 2002.

     3. Currency Forward Contract dated July 27, 2001 between MEMC Electronic Materials S.p.A and E.ON AG providing for MEMC Electronic Materials S.p.A to sell $4,700,000 to E.ON AG and to buy 10,418,433,000 Italian Lira from E.ON AG with a delivery date of July 11, 2002.

     4. Currency Forward Contract dated on or about August 2, 2001 between MEMC Electronic Materials S.p.A and E.ON AG providing for MEMC Electronic Materials S.p.A to sell $500,000 to E.ON AG and to buy 1,098,605,000 Italian Lira from E.ON AG with a delivery date of October 26, 2001.

     5. Currency Forward Contract dated August 7, 2001 between MEMC Electronic Materials S.p.A and E.ON AG providing for MEMC Electronic Materials S.p.A to sell $500,000 to E.ON AG and to buy 1,105,540,000 Italian Lira from E.ON AG with a delivery date of October 26, 2001.

     6. Currency Forward Contract dated August 27, 2001 between MEMC Electronic Materials S.p.A and E.ON AG providing for MEMC Electronic Materials S.p.A to sell $2,700,000 to E.ON AG and to buy 5,752,242,000 Italian Lira from E.ON AG with a delivery date of October 26, 2001.

     7. Currency Forward Contract dated September 24, 2001 between MEMC Electronic Materials S.p.A and E.ON AG providing for

         MEMC Electronic Materials S.p.A to buy 30,000,000 Japanese Yen from E.ON AG and to sell 545,000,000 Italian Lira to E.ON AG with a delivery date of October 26, 2001.

     8. Currency Forward Contract dated September 24, 2001 between MEMC Electronic Materials S.p.A and E.ON AG providing for MEMC Electronic Materials S.p.A to sell $500,000 to E.ON AG and to buy 1,061,760,000 Italian Lira from E.ON AG with a delivery date of November 28, 2001.

     9. Currency forward contracts, if any, that are entered into during the Pre-Closing Period.

     MEMC Electronic Materials, Inc.

     1. Currency Forward Contract dated December 20, 1994 between MEMC Electronic Materials, Inc. and E.ON AG providing for MEMC Electronic Materials, Inc. to buy $12,634,238.78 from E.ON AG and to sell 1,000,000,000 Japanese Yen to E.ON AG with a delivery date of December 20, 2001.

     2. Currency Forward Contract dated July 31, 2001 between MEMC Electronic Materials, Inc. and E.ON AG providing for MEMC Electronic Materials, Inc. to buy $789,975.37 from E.ON AG and to sell 1,750,901,400 Italian Lira to E.ON AG with a delivery date of October 15, 2001.

     3. Currency Forward Contract dated September 28, 2001 between MEMC Electronic Materials, Inc. and E.ON AG providing for MEMC Electronic Materials, Inc. to sell 30,000,000 Japanese Yen to E.ON AG and to buy $252,079.66 from E.ON AG with a delivery date of October 15, 2001.

     4. Currency Forward Contract dated September 28, 2001 between MEMC Electronic Materials, Inc. and E.ON AG providing for MEMC Electronic Materials, Inc. to sell 40,000,000 Japanese Yen to E.ON AG and to buy $336,360.58 from E.ON AG with a delivery date of October 25, 2001.

     5. Currency Forward Contract dated September 28, 2001 between MEMC Electronic Materials, Inc. and E.ON AG providing for MEMC Electronic Materials, Inc. to buy 55,000,000 Japanese Yen from E.ON AG and to sell $462,495.80 to E.ON AG with a delivery date of October 25, 2001.

     6. Currency Forward Contract dated September 28, 2001 between MEMC Electronic Materials, Inc. and E.ON AG providing for MEMC Electronic Materials, Inc. to sell 280,000 Euros to E.ON AG and to buy $255,808 from E.ON AG with a delivery date of October 25, 2001.

     7. In the past, MEMC Electronic Materials, Inc. and MEMC Electronic Materials S.p.A have deposited excess cash with E.ON AG or certain of its affiliates on a short-term basis at market rates of interest.

     8. Currency forward contracts, if any, that are entered into during the Pre-Closing Period.

     B.  Other

     1. Sub-License Agreement dated April 18, 2000 between Veba AG (and its successors and assigns) and MEMC Electronic Materials, Inc.

     2. Registration Rights Agreement dated July 12, 1995 as amended in 1999, between MEMC Electronic Materials, Inc. and Huls Corporation.

     3. Tax Disaffiliation Agreement dated June 15, 1995, among MEMC Electronic Materials, Inc., VEBA Corporation and Huls Corporation.

     ANNEX III TO GENERAL RELEASE

     1.  Amounts owing under all contracts and agreements referred to in Annex
         II.

     Annex IV to General Release

     A.  Loan Agreements

     1. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and E.ON AG, as Initial Lender and Agent, in the principal amount of US$25,000,000.

     2. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and E.ON AG, as Initial Lender and Agent, in the principal amount of US$10,000,000.

     3. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and E.ON AG, as Initial Lender and Agent, in the principal amount of US$75,000,000.

     4. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and E.ON AG, as Initial Lender and Agent, in the principal amount of US$75,000,000.

     5. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and E.ON AG, as Initial Lender and Agent, in the principal amount of JPY1,000,000,000.

     6. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and E.ON AG, as Initial Lender and Agent, in the principal amount of JPY1,000,000,000.

     7. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and E.ON AG, as Initial Lender and Agent, in the principal amount of JPY1,000,000,000.

     8. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and E.ON AG, as Initial Lender and Agent, in the principal amount of JPY1,000,000,000.

     9. Amended and Restated Revolving Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and E.ON AG, as Initial Lender and Agent, in the principal amount of US$75,000,000.

     10. Amended and Restated Revolving Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and E.ON AG, as Initial Lender and Agent, in the principal amount of US$100,000,000.

     11. Second Amended and Restated Revolving Credit Agreement dated as of September 4, 2001 by and among MEMC Electronic Materials, Inc. and MEMC Pasadena, Inc., as Borrowers and E.ON AG, as Initial Lender and Agent, in the principal amount of US$50,000,000, as amended by Amendment No. 1 to the Second Amended and Restated Revolving Credit Agreement dated on or about September 28, 2001 by and among MEMC Electronic Materials, Inc. and MEMC Pasadena, Inc., as Borrowers and E.ON AG, as Initial Lender and Agent, in the principal amount of US$50,000,000.

     12. Amended and Restated Security Agreement, dated as of July 26, 2001, among MEMC Electronic Materials, Inc., MEMC Pasadena, Inc. and E.ON AG, as agent.

     13. Amendment No. 1 to the Security Agreement, dated as of September 4, 2001, among MEMC Electronic Materials, Inc., MEMC Pasadena, Inc. and E.ON AG.

     14. Amended and Restated Pledge Agreement, dated on or about September 28, 2001, between MEMC Electronic Materials, Inc., as pledgor and E.ON AG, as pledgee.

     15. Pledge Agreement, dated on or about September 28, 2001, between MEMC Electronic Materials, Inc., as pledgor and E.ON AG, as pledgee.

     16. Amended and Restated Overnight Loan Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and E.ON North America, Inc., as Initial Lender and Agent, in the principal amount of US$10,000,000.

     17. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and FIDELIA Corporation, as Initial Lender and Agent, in the principal amount of US$10,000,000.

     18. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and FIDELIA Corporation, as Initial Lender and Agent, in the principal amount of US$40,000,000.

     19. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and FIDELIA Corporation, as Initial Lender and Agent, in the principal amount of US$10,000,000.

     20. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and FIDELIA Corporation, as Initial Lender and Agent, in the principal amount of US$30,000,000.

     21. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and FIDELIA Corporation, as Initial Lender and Agent, in the principal amount of US$50,000,000.

     22. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and FIDELIA Corporation, as Initial Lender and Agent, in the principal amount of US$25,000,000.

     23. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and FIDELIA Corporation, as Initial Lender and Agent, in the principal amount of US$50,000,000.

     24. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and FIDELIA Corporation, as Initial Lender and Agent, in the principal amount of US$50,000,000.

     25. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and FIDELIA Corporation, as Initial Lender and Agent, in the principal amount of US$75,000,000.

     26. Amended and Restated Credit Agreement dated as of December 31, 2000 by and between MEMC Electronic Materials, Inc., as Borrower and FIDELIA Corporation, as Initial Lender and Agent, in the principal amount of US$50,000,000.

     27. Amended and Restated Credit Agreement dated as of September 22, 2001 by and between MEMC Electronic Materials, S.p.A., as Borrower and E.ON International Finance B.V., as Initial Lender and Agent, in the principal amount of(euro)55,000,000 and the related Amended and Restated Guaranty between MEMC Electronic Materials, Inc. and E.ON International Finance B.V.

     28. Loan Agreements, Security Agreements and Pledge Agreements, if any, that are entered into during the Pre-Closing Period, or modifications of existing agreements that are made during the Pre-Closing Period; provided that any such new Loan Agreements, Security Agreements and Pledge Agreements, or any modifications of existing agreements are made in accordance with the Pursuant Agreement.

     29. Promissory Notes relating to the foregoing.

     B.  Letter Agreements and Consent and Waiver Letters

     1. Letter Agreement, dated January 17, 2001, by and between MEMC Electronic Materials, Inc., E.ON International Finance B.V. and E.ON AG, regarding an extension of the Credit Agreement, dated as of September 22, 2000 between MEMC Electronic Materials, S.p.A. and E.ON International Finance B.V. in the principal amount of(euro)80,000,000 (the "S.p.A. Credit Agreement").

     2. Letter Agreement, dated January 17, 2001, by and between MEMC Electronic Materials, Inc., E.ON AG and FIDELIA Corporation, regarding replacement financing arrangements under the eighteen (18) Amended and Restated Credit Agreements dated as of December 31, 2000 between MEMC Electronic Materials, Inc. and FIDELIA Corporation and between MEMC Electronic Materials, Inc and E.ON AG and the two (2) Amended and Restated Revolving Credit Agreements dated as of December 31, 2000 between MEMC and E.ON AG.

     3. Letter Agreement, dated March 9, 2001, by and between E.ON AG, E.ON North America, Inc., FIDELIA Corporation, E.ON International Finance B.V. and MEMC Electronic Materials, Inc., regarding certain contemplated financing arrangements of MEMC Electronic Materials, Inc. and certain contemplated dividends from MEMC Korea Company.

     4. Waiver Letter, dated April 20, 2001, by E.ON AG, E.ON North America, Inc., FIDELIA Corporation and E.ON International Finance B.V., as agreed and accepted by MEMC Electronic Materials, Inc., waiving the requirement that the proceeds of dividends received from MEMC Korea Company in April and May be applied as mandatory repayments of principal under certain credit, loan and guaranty agreements.

     5. Letter Agreement, dated May 11, 2001, by and between E.ON AG, E.ON North America, Inc., FIDELIA Corporation, E.ON International Finance B.V. and MEMC Electronic Materials, Inc., regarding certain contemplated financing arrangements of MEMC Electronic Materials, Inc. and certain of its subsidiaries, the conversion of the S.p.A. Credit Agreement into a revolving line of credit and certain contemplated dividends from MEMC Korea Company. This Letter Agreement superceded a letter agreement, dated as of March 9, 2001.

     6. Letter Agreement, dated May 14, 2001, by E.ON AG, regarding the new $50 million revolving credit facility.

     7. Waiver and Consent Letter, dated July 13, 2001, by E.ON AG, E.ON North America, Inc., FIDELIA Corporation and E.ON International Finance B.V, as agreed and accepted by MEMC Electronic Materials, Inc., consenting to the pledge of MEMC's accounts receivable to E.ON AG, pursuant to the terms of the Revolving Credit Agreement, dated as of July 13, 2001, between MEMC Electronic Materials, Inc. and E.ON AG and the Security Agreement, dated as of July 13, 2001, between MEMC Electronic Materials, Inc. and E.ON AG and waiving the requirements under certain credit, loan and guaranty agreements relating to such pledge.

     8. Waiver and Consent Letter, dated July 26, 2001, by E.ON AG, E.ON North America, Inc., FIDELIA Corporation and E.ON International Finance B.V., as agreed and accepted by MEMC Electronic Materials, Inc., consenting to the pledge of MEMC Electronic Materials, Inc.'s and MEMC Pasadena, Inc.'s accounts receivable and inventory to E.ON AG, pursuant to the terms of the Amended and Restated Revolving Credit Agreement, dated as of July 26, 2001, between MEMC Electronic Materials, Inc., MEMC Pasadena, Inc. and E.ON AG and the Amended and Restated Security Agreement, dated as of July 26, 2001, between MEMC Electronic Materials, Inc., MEMC Pasadena, Inc. and E.ON AG and waiving the requirements under certain credit, loan and guaranty agreements relating to such pledge.

     9. Waiver and Consent Letter, dated September 4, 2001, by E.ON AG, E.ON North America, Inc., FIDELIA Corporation and E.ON International Finance B.V., as agreed and accepted by MEMC Electronic Materials, Inc., consenting to the pledge of MEMC Electronic Materials, Inc.'s shares in MEMC Electronic Materials,

         S.p.A. in favor of E.ON AG, pursuant to the terms of the Second Amended and Restated Revolving Credit Agreement, dated as of September 4, 2001, among MEMC Electronic Materials, Inc., MEMC Pasadena, Inc. and E.ON AG and a Pledge Agreement dated as of September 4, 2001 between MEMC Electronic Materials, Inc. and E.ON AG, and waiving the requirements under certain credits, loan and guaranty agreements relating to such pledge.

     10. Agreement by and between MEMC Electronic Materials, Inc. and E.ON AG, dated on or about September 28, 2001 relating to the release of the pledge of 35% of the shares of MEMC Electronic Materials, S.p.A.

     11. Agreement by and between MEMC Electronic Materials, Inc. and E.ON AG, dated on or about September 28, 2001 relating to the deposit of the shares of MEMC Electronic Materials, S.p.A. with a bank to be held on behalf of E.ON AG.

     12. Agreement by and between MEMC Electronic Materials, Inc. and E.ON AG, dated on or about September 28, 2001 relating to the pledge of 65% of the shares of MEMC Japan Ltd.

     13. Waiver and Consent Letter, dated on or about September 28, 2001, by E.ON AG, E.ON North America, Inc., FIDELIA Corporation and E.ON International Finance B.V., as agreed and accepted by MEMC Electronic Materials, Inc., consenting to the pledge of certain of MEMC Japan Ltd.'s shares in MEMC Electronic Materials, S.p.A. in favor of E.ON AG, pursuant to the terms of the Amendment No. 1 to the Second Amended and Restated Revolving Credit Agreement, dated on or about September 28, 2001, among MEMC Electronic Materials, Inc., MEMC Pasadena, Inc. and E.ON AG and a Pledge Agreement dated on or about September 28, 2001 between MEMC Electronic Materials, Inc. and E.ON AG, and waiving the requirements under certain credits, loan and guaranty agreements relating to such pledge.

     14. Letter Agreements and Waiver and Consent Letters, if any, that are entered into during the Pre-Closing Period, or modifications of existing agreements that are made during the Pre-Closing Period.